UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 21, 2023
Date of Report (Date of earliest event reported)
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WORKIVA INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-36773 (Commission File Number)	47-2509828 (I.R.S. Employer Identification Number)
2900 University Blvd Ames, IA 50010 (888) 275-3125
(Address of principal executive offices and zip code)
(888) 275-3125
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.001	WK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Transition of Chief Executive Officer
On February 21, 2023, Martin J. Vanderploeg notified the Board of Directors (the “Board”) of Workiva Inc. (the “Company”) of his intent to retire as Chief Executive Officer of the Company, effective March 31, 2023. Mr. Vanderploeg will continue to serve on the Board, and commencing on April 1, 2023, will serve as the Board’s Non-Executive Chair.
In connection with his transition, the Company and Mr. Vanderploeg entered into a transition agreement (the “Transition Agreement”). The Transition Agreement will take effect on March 31, 2023 (the “Retirement Date”). The Transition Agreement provides that the Company will pay Mr. Vanderploeg a lump-sum cash payment of $1,380,000. Mr. Vanderploeg’s outstanding stock, options or equity-based compensation awards that have not yet vested will remain in effect. If Mr. Vanderploeg elects continuation coverage under COBRA, the Company will make continued payments for his health insurance coverage until the earliest of (i) the 18-month anniversary of the Retirement Date or (ii) the date on which Mr. Vanderploeg becomes eligible to receive similar coverage from another employer. Under the Transition Agreement, Mr. Vanderploeg remains subject to certain non-competition and non-solicitation restrictions from the Retirement Date through 12 months following the date Mr. Vanderploeg is no longer serving on the Board. Finally, the Transition Agreement includes other standard provisions contained in agreements of this nature, including non-disparagement, confidentiality, and a general release of any and all claims against the Company.
The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Transition Agreement filed as Exhibit 10.1 to this report.
Appointment of Chief Executive Officer
On February 21, 2023, the Company announced that Julie Iskow, 61, the Company’s President and Chief Operating Officer, was appointed Chief Executive Officer of the Company, effective April 1, 2023. Ms. Iskow will continue to serve as President of the Company and as a member of the Board.
In connection with her appointment, the Company and Ms. Iskow entered into a new employment agreement (the “New Agreement”). The New Agreement supersedes Ms. Iskow’s prior employment agreement with the Company. In connection with Ms. Iskow’s appointment, the Compensation Committee of the Board of Directors (the “Committee”) has set Ms. Iskow’s annual base salary at $610,000. Ms. Iskow will also receive a target bonus opportunity of 125% for 2023 and a supplemental grant of restricted stock units with a grant date value of $4,250,000 pursuant to the Workiva Inc. 2014 Equity Incentive Plan (the “Plan”), vesting in three equal annual installments commencing on the first anniversary of the grant date.
The New Agreement also contains restrictions on non-competition and non-solicitation for the 12-month period following termination. In addition, the New Agreement provides that certain payments and benefits would be due upon a termination of employment, including accrued but unpaid salary and benefits and any earned but unpaid bonus from the prior year. In addition, if the employment of Ms. Iskow is terminated due to her death or disability, we will pay to her a pro-rated bonus for the current year and a lump-sum payment equal to her annual base salary plus her target bonus for the current year, and the vesting of Ms. Iskow’s outstanding equity awards will be accelerated. If the employment of Ms. Iskow is terminated by us without cause or by her for good reason, we will pay to her a pro-rated bonus for the current year and a severance payment equal to two times her annual base salary plus her target bonus for the current year. If the employment of Ms. Iskow is terminated by us without cause or by her for good reason in the three months prior to or two years following a change in control, we will pay to her a target bonus for the year in which the termination occurs (or if greater, the year in which the change in control occurs) and a severance payment equal to three times her annual base salary plus her target bonus for the current year. In addition, in the event of a termination without cause or for good reason, the vesting of her outstanding equity awards will be accelerated, and she will be released from her non-competition and non-solicitation restrictions. Under the New Agreement, a change in control would not, by itself, be deemed “good reason” or result in the accelerated vesting of outstanding equity awards except as set forth in the applicable award agreement.
The foregoing description of the New Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the New Agreement filed as Exhibit 10.2 to this report.
Prior to her appointment as Chief Executive Officer, Ms. Iskow served as the Company’s Chief Operating Officer since October 2019, and as President and Chief Operating Officer since March 2022. The Company previously disclosed additional biographical information about Ms. Iskow in its most recent Annual Report on Form 10-K. Ms. Iskow does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Appointment of Lead Director of the Board of Directors
On February 21, 2023, the Board announced that David S. Mulcahy will step down as Chair and be appointed as Lead Independent Director of the Board effective April 1, 2023. Mr. Mulcahy has served on the Board since December 2014.
Section 9 - Financial Statements and Exhibits
Item 9.01 - Financial Statements and Exhibits
(d): The following exhibits are being filed herewith:

Exhibit Number	Description

10.1	Transition Agreement, dated February 21, 2023, between the Company and Martin J. Vanderploeg

10.2	Employment Agreement, dated February 21, 2023, between the Company and Julie Iskow

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 21st day of February, 2023.

WORKIVA INC.

By:	/s/ Brandon Ziegler
Name:	Brandon Ziegler
Title:	Executive Vice President, Chief Legal and Administrative Officer and Secretary